FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: EQ/Long Term Bond Portfolio (AXA-LTB), AXA Premier VIP Core Bond Portfolio (AXA-VIP), BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Core Bond Trust (BHK), BlackRock Income Opportunity Trust (BNA-USD), BlackRock Preferred Opportunity Trust (BPP), BlackRock Total Return Portfolio II (BR-CORE), BlackRock Total Return Portfolio (BR-COREPL), BlackRock Intermediate Bond Portfolio II (BR-INT), BlackRock Managed Income Portfolio (BR-MINC), BlackRock Preferred and Equity Advantage Trust - Preferred Sleeve (BTZ-PREF), BlackRock Bond V.I. Fund (Ins - Var Ser) (BVA-BF), BlackRock Bond Portfolio (Ins - Series) (BVA-TR), BlackRock Balanced Capital VI Fund
      (FI) (BVI_F), Diversified Investment Advisors Core Bond Fund (DIA-CORE), Hirtle Callaghan & Co. Fixed Income II Portfolio(HCIIX), Metropolitan Series BlackRock Bond Income Portfolio (MET-BI), Metropolitan Series BlackRock Diversified Portfolio (Core Bond) (METD_B), Master Aggregate Bond Index Series of the Quantitative Master Series Trust (MF-LBAG), BlackRock Preferred & Corporate Income Strategies Fund, Inc. (PSW), BlackRock Preferred Income Strategies Fund, Inc. (PSY), UBS PACE Intermediate Fixed Income Investments (UBS-PACE), BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), Master Core Bond Portfolio of Master Bond Trust (MF-BOND)

2.    Issuer: The Progressive Corporation

3.    Date of Purchase: 6/18/07

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4.    Underwriter from whom purchased: Goldman Sachs & Co.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith Incorporated

6.    Aggregate principal amount of purchased (out of total offering):
      $60,750,000 out of $1,000,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $105,000,000 out of $1,000,000,000

8.    Purchase price (net of fees and expenses): $99.729

9.    Date offering commenced: 6/18/07

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---
      a.    The securities are part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, OR are
            Eligible Municipal Securities, OR are securities
            sold in an Eligible Foreign Offering OR are
            securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                 X
                                                                       ---   ---

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                             X
                                                                       ---   ---

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      c.    The underwriting was a firm commitment
            underwriting.                                               X
                                                                       ---   ---

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                     X
                                                                       ---   ---

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                                X
                                                                       ---   ---

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                   X
                                                                       ---   ---

Approved: Dan Chen                                      Date: 6/29/07
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                                 FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: EQ/Long Term Bond Portfolio (AXA-LTB), AXA Multimanager Core Bond Portfolio (AXA-VIP), BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC), BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Core Bond Trust (BHK), BlackRock Income Opportunity Trust (BNA_USD), BlackRock Total Return Portfolio II (BR-CORE), BlackRock Total Return Portfolio (BR-COREPL), BlackRock Managed Income Portfolio (BR-MINC), BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), BlackRock Bond V.I. Fund (Ins - Var
      Ser) (BVA-BF), BlackRock Bond Portfolio (Ins - Series) (BVA-TR), BlackRock Balanced Capital VI Fund (FI) (BVI_F), Diversified Investment Advisors Core Bond Fund (DIA-CORE), Hirtle Callaghan & Co. Fixed Income II Portfolio (HCIIX), Metropolitan Series BlackRock Bond Income Portfolio (MET-BI), Metropolitan Series BlackRock Diversified Portfolio (Core Bond) (METD_B), Master Core Bond Portfolio of Master Bond Trust (MF-BOND), Master Core Bond Enhanced Index Series of the Quantitative Master Series Tr (MF-LBAG), MGI Core Opportunistic Fixed Income Fund (MGI), SEI Institutional International Trust International Fixed Income Fund (SIT-IB)

2.    Issuer: AT&T Inc.

3.    Date of Purchase: 8/28/07

4.    Underwriter from whom purchased: Banc of America Securities LLC

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

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith Incorporated

6.    Aggregate principal amount of purchased (out of total offering):
      $92,000,000 out of $2,000,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $200,000,000 out of $2,000,000,000

8.    Purchase price (net of fees and expenses): 99.568

9.    Date offering commenced: 8/28/07

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---
      a.    The securities are part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, OR are
            Eligible Municipal Securities, OR are securities
            sold in an Eligible Foreign Offering OR are
            securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                 X
                                                                       ---   ---

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                             X
                                                                       ---   ---

      c.    The underwriting was a firm commitment
            underwriting.                                               X
                                                                       ---   ---

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

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                     X
                                                                       ---   ---

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                                X
                                                                       ---   ---

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                   X
                                                                       ---   ---

Approved: Jeff Cucunato                                    Date: 9/l7/2007
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

                                   FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.    Name of Purchasing Portfolio: AXA Multimanager Core Bond Portfolio (AXA-
      VIP), BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC), BlackRock Balanced Capital Portfolio (FI) (Ins-Series) (BCS_F), BlackRock Core Bond Trust (BHK), BlackRock Income Opportunity Trust (BNA-USD), BlackRock Preferred Opportunity Trust (BPP), BlackRock Managed Income Portfolio (BR-MINC), BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), BlackRock Preferred and Equity Advantage Trust - Preferred Sleeve (BTZ-PREF), BlackRock Bond V.I. Fund (Ins - Var Ser) (BVA-BF), Metropolitan Series BlackRock Diversified Portfolio (Core Bond) (METD_B), BlackRock Preferred & Corporate Income Strategies Fund, Inc. (PSW), BlackRock Preferred Income Strategies Fund, Inc. (PSY)

2.    Issuer: Royal Bank of Scotland (cusip 780097AU5)

3.    Date of Purchase: 9/26/07

4.    Underwriter from whom purchased: RBS Greenwich Capital

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith Incorporated

6.    Aggregate principal amount of purchased (out of total offering):
      33mm (1.5B)

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

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
      100mm(1.5B)

8.    Purchase price (net of fees and expenses): $100

9.    Date offering commenced: 9/26/07

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, OR are
            Eligible Municipal Securities, OR are securities
            sold in an Eligible Foreign Offering OR are
            securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                 X
                                                                       ---   ---

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                             X
                                                                       ---   ---

      c.    The underwriting was a firm commitment
            underwriting.                                               X
                                                                       ---   ---


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

      d.    The commission, spread or profit was reasonable
            and fair in relation to that
            being received by others for underwriting
            similar securities during the same period.                  X
                                                                       ---   ---

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                                X
                                                                       ---   ---

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                   X
                                                                       ---   ---

Approved: Dan Chen                                   Date: 10/10/07
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